Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re:	Nexaira Wireless Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated January 5, 2010, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the all the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada

January 5, 2010